Exhibit 99.1

Inventergy Announces Favorable Ruling by Nasdaq

Company Maintains Stock Listing

CAMPBELL, CA -- (Marketwired) -- 07/12/16 -- Inventergy Global, Inc. (NASDAQ: INVT) ("Inventergy"), today announced that it has received notice from the Nasdaq Hearings Panel that the Company’s request for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”) has been approved, subject to certain conditions. The conditions require Inventergy to complete certain forecasted transactions by August 31, 2016 and October 31, 2016 which will result in the Company regaining and maintaining compliance with Nasdaq’s minimum stockholders’ equity requirement of $2.5 million.

Joe Beyers, Chairman and CEO of Inventergy, said, "We are very pleased with the ruling of the Nasdaq Hearings Panel. We are confident we will meet the required conditions and maintain Nasdaq’s stockholders’ equity criteria going forward."

About Inventergy Global, Inc.
Inventergy Global, Inc. is Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies and other technology companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy Global, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve both known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions and include any projections or estimates set forth herein. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Inventergy and our management team, are inherently uncertain. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:
Robert Haag
IRTH Communications
INVT@irthcommunications.com
866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008